Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

AS OF OCTOBER 31, 2011

ABM INDUSTRIES INCORPORATED
(*) ABM Security Services, Inc.

Ampco System Parking

Ampco Pacific Airpark, LLC***

Pansini Oakland Associates, LP***

FSP PPM Management, LLC****

Five Star U Street Metropolitan Airport Parking, LLC****

FSP PPM Oakland Airport Management, LLC****

Five Star/Universal Joint Venture****

American Public Services

ATL and Electrical Services

ATL Services

ATL Services of the Midwest

ABM Janitorial Services, Inc.

ABM Janitorial Services – Mid-Atlantic, Inc.

ABM Janitorial Services – North Central, Inc.

ABM Janitorial Services – Northeast, Inc.

ABM Janitorial Services – Northwest, Inc.

ABM Janitorial Services – South Central, Inc.

Servall Services Inc.

ABM Janitorial Services – Southeast, LLC

ABM Government Services, Inc.

ABM Services, Inc.

ABM Janitorial Services Co., Ltd.

Canadian Building Maintenance Company, Ltd.

Supreme Building Maintenance, Ltd.

Diversco, Inc.

OneSource Holdings, LLC

OneSource Facility Services, Inc.

OneSource Servicos de Mexico S.A. de C.V.

FCI Servicos de Mexico S.A. de C.V.

FCI Servisitema S.A. de C.V.

OneSource Painting, Inc.**

OneSource Property Holdings, Inc.**

SM Newco Corp.

Southern Management Co.

ABM Shared Services, Inc.

Amtech Energy Services**

Amtech Reliable Elevator Company of Texas**

OneSource Services, LLC

The Linc Group, LLC

Home Performance Enterprises, LLC

GreenHomes Performance Services, LLC

GreenHomes Multi-Family Services, LLC

GreenHomes America, LLC

GreenHomes America, LP***

REEP, Inc.

Linc Government Services, LLC

Linc Government Services Afghanistan Branch, LLC

Linc Government Services Germany GMBH

Ferguson-Williams LLC

FWH, LLC****

TSAY/Ferguson-Williams, LLC****

AFH Services, LLC****

TC&S/Ferguson-Williams, LLC****

Circinus/LGS, LLC****
CGL/BMAR Joint Venture, LLC****

J&J/BMAR Joint Venture, LLC****

EML/BMAR Joint Venture, LLC****

EML/BMAR Joint Venture II, LLC****

EML/BMAR Joint Venture III, LLC****

EML/BMAR Joint Venture IV, LLC****

EML/BMAR Joint Venture V, LLC****

EML/BMAR Joint Venture VI, LLC****

EML/BMAR Joint Venture VII, LLC****

EJB Facility Services JV LLC****

Derichebourg/BMAR Joint Venture****

Defense Logistics Solutions, LLC****

ABM Facility Services, Inc.

Linc Facility Services Canada, ULC

DT-Linc, LLC (JV)****

Skyline Management Group, JV****

Skyline Management Group 2, JV****

Trio Facility Management, LLC****

Linc International, Inc.

Linc Facility Services Kuwait, LLC

Linc Facility Services Egypt, LLC

Linc Facility Services UAE, LLC

MxCare-Linc International, LLC****

Linc Facility Services Iraq LLC

Wassl Al-Iraq Project Services & General Contracting LLPC

Linc Facility Services ME, LLC

Linc Facility Services Saudi Arabia, LLC****

Linc Facility Services Egypt, LLC (Egyptian Co.)****

Linc Facility Services MENA, WLL****

Linc Network, LLC

Linc Building & Energy Solutions, Inc.

Linc Mechanical LLC

Linc Services, LLC

Linc Services, Mid-Atlantic LLC

MET Electrical Testing LLC

CET Electrical Testing LLC

Linc Health, LLC

Linc Health, Inc.

Pro Mechanical Services, Inc.

ABM Electrical Network, Inc.

ABM Electrical Solutions, Inc.

Key Electric, Inc.

Sundown Lighting, Inc.

Linc Western Air, LP***

Linc APP, LLC****

*	Subsidiary relationship to Company or to subsidiary parents shown by progressive indentation.
**	Inactive companies
***	Limited Partnership
****	Joint Venture